Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Luke M. Beshar, Senior Vice President and Chief Financial Officer, certify that:

1.              I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of NPS Pharmaceuticals, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 15, 2013	/s/ LUKE M. BESHAR

Luke M. Beshar
Executive Vice President and Chief Financial Officer